UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2007

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 19, 2007, Jackson Hewitt Inc. (“JHI”) and Jackson Hewitt Technology Services LLC (“JHTSL”), each an affiliate of Jackson Hewitt Tax Service Inc. (the “Company”), entered into the following agreements with Republic Bank & Trust Company (“Republic”):

a.	Program Agreement (the “Republic Program Agreement”), dated September 19, 2007, between JHI and Republic; and

b.	Technology Services Agreement (the “Republic Technology Services Agreement”), dated September 19, 2007, between JHTSL and Republic.

The above agreements (hereinafter collectively referred to as the “Republic Agreements”) will expire on October 31, 2010. Under the Republic Program Agreement, Republic will offer, process and administer certain financial products, including refund anticipation loans, to customers of certain of the Company’s Jackson Hewitt Tax Service locations (the “Republic Program”). In connection with the Republic Program Agreement, Republic will pay JHI a fixed annual fee. Pursuant to the Republic Technology Services Agreement, JHTSL will provide certain technology services and related support in connection with the Republic Program. Under the Republic Technology Services Agreement, JHTSL will receive a fixed annual fee as well as variable payments tied to growth in the Republic Program.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Republic Agreements in connection with filing such agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended October 31, 2007.

The Company continues to negotiate agreements with Santa Barbara Bank & Trust, a division of Pacific Capital Bank, N.A., and HSBC Taxpayer Financial Services Inc. and its affiliates with respect to providing financial products to customers of certain of the Company’s Jackson Hewitt Tax Service locations. The Company expects to execute these agreements within the second quarter of fiscal 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Mark L. Heimbouch
Mark L. Heimbouch
Executive Vice President and Chief Financial Officer

Date: September 20, 2007